Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(143,728,940)
Unrealized Gain (Loss) on Market Value of Commodity Futures	91,709,821
Dividend Income	786,386
Interest Income	312,007
ETF Transaction Fees	18,000
Total Income (Loss)	$(50,902,726)

Expenses
General Partner Management Fees	$246,628
Professional Fees	145,726
Brokerage Commissions	57,818
Directors' Fees and insurance	9,900
NYMEX License Fee	6,166
Total Expenses	$466,238
Net Income (Loss)	$(51,368,964)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/22	$469,962,693
Additions (8,000,000 Shares)	159,839,059
Withdrawals (1,400,000 Shares)	(28,889,308)
Net Income (Loss)	(51,368,964)

Net Asset Value End of Month	$549,543,480
Net Asset Value Per Share (26,784,588 Shares)	$20.52

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596